EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Nos. 333-202182, 333-207094, and 333-213549 on Form S-8 and in Registration Statement No. 333-211072 on Form S-3 of our report dated March 17, 2017, relating to the consolidated financial statements of Eco-Stim Energy Solutions, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Whitley Penn LLP

Houston, Texas
March 17, 2017